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Exhibit 99.07

         Subject To Completion, Dated August     , 2004

CANADIAN OFFERING MEMORANDUM Private Placement in Canada	CONFIDENTIAL

            Shares of Common Stock

        This Canadian Offering Memorandum constitutes an offering of the securities described herein only in those jurisdictions and to those persons where and to whom they may be lawfully offered for sale, and therein only by persons permitted to sell such securities. This Canadian Offering Memorandum is not, and under no circumstances is it to be construed as, an advertisement or a public offering of the securities referred to in this document. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this Canadian Offering Memorandum or the merits of the securities described herein and any representation to the contrary is an offence.

FRIEDMAN BILLINGS RAMSEY

The date of this Canadian Offering Memorandum is                        , 2004

CANADIAN OFFERING MEMORANDUM

(Manitoba, Ontario and Québec)

        KMG America Corporation, referred to hereafter as the Company, is hereby offering            shares of its common stock. Additionally, the Company has granted the underwriters an option to purchase up to an additional            shares of the Company's common stock at the public offering price, less underwriting discount, within 30 days from the date of the U.S. Prospectus (as defined below) to cover over allotments, if any.

        Attached hereto and forming part of this Canadian Offering Memorandum is a preliminary U.S. prospectus dated            , 2004 (the "U.S. Prospectus") regarding the offer for sale of the shares of the Company's common stock being made in the United States. Except as otherwise provided herein, capitalized terms used in this document without definition have the meanings assigned to them in the U.S. Prospectus. The offering of shares of the Company's common stock in Canada is being made solely by this Canadian Offering Memorandum and any decision to purchase such shares should be based solely on information contained in this document. No person has been authorized to give any information or to make any representations concerning this offering other than those contained herein. This Canadian Offering Memorandum constitutes an offering of the securities described herein in the Canadian provinces of Manitoba, Ontario and Québec only. Except as otherwise indicated, all references to "$" or "dollars" are to U.S. dollars.

        This Canadian Offering Memorandum is for the confidential use of only those persons to whom it is delivered by the underwriters in connection with the offering of shares of the Company's common stock in the provinces of Manitoba, Ontario and Québec only.

        Investing in shares of the Company's common stock involves risks. Canadian investors should refer to the heading "Risk Factors" contained in the U.S. Prospectus for additional information.

RESPONSIBILITY

        Except as otherwise expressly required by applicable law or as agreed to in contract, no representation, warranty, or undertaking (express or implied) is made and no responsibilities or liabilities of any kind or nature whatsoever are accepted by the underwriters or any dealer as to the accuracy or completeness of the information contained in this Canadian Offering Memorandum or any other information provided by the Company in connection with the offering.

RESALE RESTRICTIONS

        The distribution of shares of the Company's common stock in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepare and file a prospectus with the relevant Canadian regulatory authorities. Accordingly, any resale of shares of the Company's common stock must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction and which may require resales to be made in accordance with exemptions from registration and prospectus requirements. Canadian purchasers are advised to seek legal advice prior to any resale of shares of the Company's common stock.

REPRESENTATIONS OF PURCHASERS

        Each Canadian investor who purchases shares of the Company's common stock will be deemed to have represented to the Company, the underwriters and any dealer who sells such shares to such purchaser that: (i) the offering of the shares was made exclusively through the Canadian Offering Memorandum and was not made through an advertisement of the shares in any printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display, or any other form of advertising in Canada; (ii) such purchaser has reviewed the terms referred to above under "Resale Restrictions"; (iii) where required by law, such purchaser is purchasing as principal for its own account and not as agent; and (iv) such purchaser or any ultimate purchaser for which such purchaser is acting as agent is entitled under applicable Canadian securities laws to purchase such shares without the benefit of a prospectus qualified under such securities laws, and without limiting the generality of the foregoing: (a) in the case of a purchaser located in a province other than Ontario, without the dealer having to be registered, (b) in the case of a purchaser located in the province of Manitoba, such purchaser is an "accredited investor" as defined in section 1.1 of Multilateral Instrument 45-103 Capital Raising Exemptions, (c) in the case of a purchaser located in Ontario, such purchaser, or any ultimate purchaser for which such purchaser is acting as agent, is an "accredited investor", other than an individual, as that term is defined in Ontario Securities Commission Rule 45-501 Exempt Distributions and is a person to which a dealer registered as an international dealer in Ontario may sell shares, and (d) in the case of a purchaser located in Québec, such purchaser is a "sophisticated purchaser" within the meaning of section 44 or 45 of the Securities Act (Québec).

TAXATION AND ELIGIBILITY FOR INVESTMENT

        Any discussion of taxation and related matters contained in this Canadian Offering Memorandum does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase shares of the Company's common stock. Canadian purchasers of shares of the Company's common stock should consult their own legal and tax advisers with respect to the tax consequences of an investment in such shares in their particular circumstances and with respect to the eligibility of such shares for investment by the purchaser under relevant Canadian federal and provincial legislation and regulations.

RIGHTS OF ACTION FOR DAMAGES OR RESCISSION
(Ontario)

        Securities legislation in Ontario provides that every purchaser of shares of the Company's common stock pursuant to this Canadian Offering Memorandum shall have a statutory right of action for damages or rescission against the Company and any other selling security holder, if any, in the event this Canadian Offering Memorandum contains a misrepresentation as defined in the Securities Act (Ontario). Ontario purchasers who purchase shares of the Company's common stock offered by this Canadian Offering Memorandum during the period of distribution are deemed to have relied on the misrepresentation if it was a misrepresentation at the time of purchase. Ontario purchasers who elect to exercise a right of rescission against the Company or any selling security holder, if any, on whose behalf the distribution is made shall have no right of action for damages against the Company or the selling security holders, if any. The right of action for rescission or damages conferred by the statute is in addition to, and without derogation from, any other right the purchaser may have at law. Prospective Ontario purchasers should refer to the applicable provisions of Ontario securities legislation and are advised to consult their own legal advisers as to which, or whether any, of such rights or other rights may be available to them.

        The foregoing is subject to the express provisions of the Securities Act (Ontario) and the rules, regulations and other instruments thereunder, and reference is made to the complete text of such provisions contained therein. Such provisions may contain limitations and statutory defences on which the Company and the selling security holder(s), if any, may rely. The enforceability of these rights may be limited as described herein under "Enforcement of Legal Rights".

        The rights of action discussed above will be granted to the purchasers to whom such rights are conferred upon acceptance by the relevant dealer of the purchase price for the shares of the Company's common stock. The rights discussed above are in addition to, and without derogation from, any other right or remedy which purchasers may have at law.

ENFORCEMENT OF LEGAL RIGHTS

        The Company is organized under the laws of the Commonwealth of Virginia. All, or substantially all, of the Company's directors and officers and the experts named herein, may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the Company or such persons. All or a substantial portion of the assets of the Company and such other persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgement against the Company or such persons in Canada or to enforce a judgement obtained in Canadian courts against the Company or such persons outside of Canada.

LANGUAGE OF DOCUMENTS

        Upon receipt of this document, you hereby confirm that you have expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, vous confirmez par les présentes que vous avez expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d'achat ou tout avis) soient rédigés en anglais seulement.

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  Exhibit 99.07
RESPONSIBILITY
RESALE RESTRICTIONS
REPRESENTATIONS OF PURCHASERS
TAXATION AND ELIGIBILITY FOR INVESTMENT
RIGHTS OF ACTION FOR DAMAGES OR RESCISSION (Ontario)
ENFORCEMENT OF LEGAL RIGHTS
LANGUAGE OF DOCUMENTS